Exhibit 99.1

Furniture Brands International, Inc.
1 North Brentwood Blvd.
St. Louis, Missouri 63105

For Further Information Call
Rick Isaak
Furniture Brands
VP, Controller, Treasurer & Investor
Relations
314-862-7117
or
Anton Nicholas/Phil Denning, ICR,
203-682-8200

FURNITURE BRANDS INTERNATIONAL VOLUNTARILY FILES FOR CHAPTER 11 BANKRUPTCY PROTECTION

•	Affiliates of Funds managed by Oaktree Capital Management, L.P. Sign Asset Purchase Agreement and Agree to Provide $140 Million in Debtor-In-Possession Financing

•	Normal Operations Expected to Continue with No Impact on Customers

St. Louis, MO - September, 9, 2013 - Furniture Brands International (OTC: FBNI) and certain of its wholly-owned subsidiaries (collectively, Furniture Brands), announced today that it has filed voluntary petitions under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Company also announced today that in conjunction with the filing, it is pursuing a sale process under Section 363 of the Bankruptcy Code. To this end, Furniture Brands has entered into an asset purchase agreement with affiliates of funds managed by Oaktree Capital Management L.P. (Oaktree), which it intends to submit to the Court. Under the agreement, Oaktree will acquire substantially all of the assets of Furniture Brands except the company's Lane business, through a Court-supervised auction process, subject to Bankruptcy Court approval and certain other conditions. This bid will serve as a starting point for a sale process for the company, which may include other bidders. In addition, the Company is engaged in a process to evaluate sale alternatives for the Lane business, and has received several indications of interest from potential acquirers. Oaktree is a leading institutional investor with deep experience working with companies in situations similar to Furniture Brands.
Furniture Brands also announced that it has received a commitment from Oaktree for $140 million in Debtor-in-Possession (DIP) financing, including $50 million of new liquidity. The new facility, which is subject to court approval, will enable the Company to operate business uninterrupted and continue to meet its financial obligations, including the timely payment of employee wages and benefits, continued servicing of customer orders and shipments, and other obligations.
“After careful consideration of a range of alternatives, we firmly believe that our Chapter 11 process represents the best long-term solution for Furniture Brands to address its liquidity challenges, strengthen its operations and continue to provide our customers with the highest quality products and service that they have come to expect from us,” said Ralph Scozzafava, Chairman of the Board and CEO of Furniture Brands. “Our portfolio includes some of the most well respected brands in the furniture industry, and we are pleased to be partnering with Oaktree, which has deep experience working with Furniture Brands and other companies in our industry. We are highly confident that as a result of these actions, we will protect our valuable franchise and emerge as an even stronger company.”
“We appreciate the continued support of our customers and suppliers during this process. We value our relationships with them and look forward to continuing those relationships for many years to come,” said Scozzafava. “We also appreciate the dedication and loyalty of our talented employees, whose support is, and always will be, critical to our success and to the future of the Company.”
Miller Buckfire and Company, LLC is acting as investment banker for the Company; Alvarez and Marsal North America, LLC is acting as restructuring advisor and Paul Hastings LLP is the Company's legal counsel.
Additional information about the restructuring is available at the Company's website www.furniturebrands.com. For access to Court documents and other general information about the Chapter 11 cases, please visit: http://dm.epiq11.com/FBN
About Furniture Brands
Furniture Brands International (OTC: FBNI) is a world leader in designing, manufacturing, sourcing and retailing home furnishings. Furniture Brands markets products through a wide range of channels, including company owned Thomasville retail stores and through interior designers, multi-line/independent retailers and mass merchant stores. Furniture Brands serves its customers through some of the best known and most respected brands in the furniture industry, including Thomasville, Broyhill, Lane, Drexel Heritage, Henredon, Pearson, Hickory Chair, Lane Venture, Maitland-Smith and LaBarge. To learn more about the company, visit www.furniturebrands.com

About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $76.4 billion in assets under management as of June 30, 2013. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 750 employees and offices in 13 cities worldwide. For additional information, please visit Oaktree's website at http://www.oaktreecapital.com
Cautionary Statement Regarding Forward-Looking Statements
Matters discussed in this document and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, or plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “will,” “believe,” “positioned, ” “estimate,” “project,” “target,” “continue,” “intend,” “expect,” “future,” “anticipates,” and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 29, 2012, and in our other subsequent public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: failure to identify and successfully implement strategic initiatives; changes in economic conditions; loss of market share due to competition; changes in our pension funding obligations; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution realignments; inventory write-downs; sales distribution and manufacturing realignments; continued operating losses; loss of or reduction in trade credit; ability to service or refinance our debt;  restrictions in our credit facilities; increased reliance on offshore sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions or dispositions; possible delisting of our common stock; loss of key personnel; impairment of intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; our inability to secure additional financing to meet our operating and capital needs; our ability to open and operate new retail stores successfully; disruptions of our IT systems; failure to maintain and upgrade our IT systems; and fluctuations in our common stock. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.